Exhibit 99.1

QuinStreet Reports Record Results for Third Quarter Fiscal 2026

•
Record quarterly revenue of $346 million, up 28% year-over-year
•
Quarterly Net Income of $7.4 million, up 67% year-over-year
•
Record quarterly Adj. EBITDA of $29.6 million, up 53% year-over-year
•
Expect new quarterly revenue record and continued margin expansion in Fiscal Q4
•
Strong balance sheet and cash flow

FOSTER CITY, CA – May 7, 2026 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal third quarter ended March 31, 2026.

For the fiscal third quarter, the Company reported revenue of $346.1 million, up 28% year-over-year.

GAAP net income for the fiscal third quarter was $7.4 million, or $0.13 per diluted share. Adjusted net income for the fiscal third quarter was $17.8 million, or $0.31 per diluted share.

Adjusted EBITDA for the fiscal third quarter was $29.6 million, up 53% year-over-year.

For the fiscal third quarter, the Company generated $36.9 million in operating cash flow and closed the quarter with $102.0 million in cash and cash equivalents.

“Fiscal Q3 was another quarter of strong performance and progress for QuinStreet,” commented Doug Valenti, CEO of QuinStreet. “We grew revenue 28% and Adj. EBITDA 53% year-over-year, both to new Company records. Our core business is strong, and we are making good progress on initiatives that we expect to continue to deliver strong revenue growth and margin expansion in Fiscal Q4 and beyond.”

“We delivered record Auto Insurance revenue in Fiscal Q3 due to strong carrier demand and high levels of consumer shopping activity. Carriers continue to report strong results. We are confident that our full market opportunity in Auto Insurance is still in its early innings.”

“Home Services also delivered a record quarter with revenue run-rates now approaching half a billion dollars annually. The work to integrate HomeBuddy and fully capture synergies from that acquisition is going well.”

“Our success continues to be driven mainly by our industry-leading technologies, including our core AI optimization algorithms. We have also expanded the application of AI to dozens of other areas of the business to continue to drive improvements in performance and productivity. And we are seeing strong growth in revenue from AI media, including with Google and as an early participant with OpenAI’s advertising platform. We have been, and expect to continue to be, an AI winner.”

“Turning to our outlook, we expect revenue in fiscal Q4, to be between $350 and $370 million, up sequentially to yet another new quarterly record, and implying at least 34% growth year-over-year. We expect adjusted EBITDA to be between $37 and $43 million, also up sequentially to yet another new quarterly record, reflecting continued margin expansion, and implying at least 67% growth year-over-year,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1164108. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, restructuring costs, and impairment of investment, net of estimated taxes. The term "adjusted diluted net income (loss) per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the fiscal year ended March 31, 2026, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$102,042	$101,078
Accounts receivable, net	184,780	135,804
Prepaid expenses and other assets	8,358	8,644
Total current assets	295,180	245,526
Property and equipment, net	16,907	16,818
Operating lease right-of-use assets	7,763	9,620
Goodwill	261,798	125,056
Intangible assets, net	71,520	28,475
Deferred tax assets, noncurrent	44,885	—
Other assets, noncurrent	6,291	5,612
Total assets	$704,344	$431,107
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$90,289	$62,247
Accrued liabilities	133,482	87,225
Post-closing payments, current	25,461	13,572
Total current liabilities	249,232	163,044
Operating lease liabilities, noncurrent	5,627	7,382
Post-closing payments, noncurrent	60,422	10,165
Debt, noncurrent	70,000	—
Other liabilities, noncurrent	8,672	6,472
Total liabilities	393,953	187,063
Stockholders' equity:
Common stock	58	58
Additional paid-in capital	374,181	369,958
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(63,580)	(125,704)
Total stockholders' equity	310,391	244,044
Total liabilities and stockholders' equity	$704,344	$431,107

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net revenue	$346,137	$269,842	$919,835	$831,657
Cost of revenue (1)	304,801	241,980	823,837	748,636
Gross profit	41,336	27,862	95,998	83,021
Operating expenses: (1)
Product development	10,221	8,850	26,696	26,180
Sales and marketing	7,989	5,140	17,652	14,367
General and administrative	12,859	8,960	35,347	40,157
Operating income	10,267	4,912	16,303	2,317
Interest income	3	3	93	20
Interest expense	(2,102)	(66)	(2,240)	(316)
Other income (expense), net	16	44	57	(137)
Income before income taxes	8,184	4,893	14,213	1,884
(Provision for) benefit from income taxes	(822)	(477)	47,911	(383)
Net income	$7,362	$4,416	$62,124	$1,501

Net income per share:
Basic	$0.13	$0.08	$1.09	$0.03
Diluted	$0.13	$0.08	$1.07	$0.03

Weighted-average shares used in computing net income per share:
Basic	57,205	56,696	57,174	56,282
Diluted	58,038	58,657	58,242	58,321

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$3,442	$2,682	$10,818	$8,894
Product development	1,426	1,042	4,425	3,324
Sales and marketing	1,129	980	3,728	3,400
General and administrative	2,493	2,369	8,274	8,914

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Cash Flows from Operating Activities
Net income	$7,362	$4,416	$62,124	$1,501
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,490	7,073	27,245	24,532
Depreciation and amortization	5,888	5,969	16,637	18,648
Change in the fair value of contingent consideration	1,850	1,200	4,650	12,394
Provision for sales returns and doubtful accounts receivable	577	(100)	2,339	1,693
Non-cash lease expense (income)	(50)	(48)	22	35
Deferred income taxes	(206)	432	(774)	278
Release of tax valuation allowance	395	—	(47,868)	—
Other adjustments, net	826	77	81	(170)
Changes in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(26,579)	13,219	(44,925)	(27,148)
Prepaid expenses and other assets	1,865	1,747	2,385	(2,515)
Accounts payable	16,481	479	25,874	7,701
Accrued liabilities	20,033	(4,353)	30,366	18,134
Net cash provided by operating activities	36,932	30,111	78,156	55,083
Cash Flows from Investing Activities
Business acquisitions, net of cash acquired	(105,263)	—	(105,263)	—
Capital expenditures	(537)	(639)	(2,600)	(1,523)
Internal software development costs	(2,625)	(2,374)	(8,124)	(6,864)
Other investing activities	1,001	—	1,001	—
Net cash used in investing activities	(107,424)	(3,013)	(114,986)	(8,387)
Cash Flows from Financing Activities
Proceeds from borrowings under revolving credit facility	70,000	—	70,000	—
Payment of revolving credit facility upfront fees	(1,846)	—	(1,846)	—
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	1,870	2,554	3,203	3,923
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,771)	(2,821)	(9,429)	(11,323)
Post-closing payments and contingent consideration related to acquisitions	(2,684)	(2,843)	(7,298)	(7,985)
Repurchase of common stock	—	—	(16,796)	—
Net cash provided by (used in) financing activities	65,569	(3,110)	37,834	(15,385)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(7)	(41)	17
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,920)	23,981	963	31,328
Cash, cash equivalents and restricted cash at beginning of period	106,977	57,850	101,094	50,503
Cash, cash equivalents and restricted cash at end of period	$102,057	$81,831	$102,057	$81,831
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$102,042	$81,815	$102,042	$81,815
Restricted cash included in other assets, noncurrent	15	16	15	16
Total cash, cash equivalents and restricted cash	$102,057	$81,831	$102,057	$81,831

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net income	$7,362	$4,416	$62,124	$1,501
Amortization of intangible assets	2,630	2,305	6,454	7,241
Stock-based compensation	8,490	7,073	27,245	24,532
Contingent consideration adjustment	1,850	1,200	4,650	12,394
Restructuring costs	358	186	613	565
Litigation settlement expense	496	58	761	557
Acquisition costs	2,269	11	4,908	116
Tax valuation allowance	—	—	(48,263)	—
Tax impact of non-GAAP items	(5,664)	(2,894)	(13,650)	(10,142)
Adjusted net income	$17,791	$12,355	$44,842	$36,764
Adjusted diluted net income per share	$0.31	$0.21	$0.77	$0.63
Weighted average shares used in computing adjusted diluted net income per share	58,038	58,657	58,242	58,321

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net income	$7,362	$4,416	$62,124	$1,501
Interest and other expense, net	2,083	19	2,090	433
Provision for (benefit from) income taxes	822	477	(47,911)	383
Depreciation and amortization	5,888	5,969	16,637	18,648
Stock-based compensation	8,490	7,073	27,245	24,532
Contingent consideration adjustment	1,850	1,200	4,650	12,394
Restructuring costs	358	186	613	565
Litigation settlement expense	496	58	761	557
Acquisition costs	2,269	11	4,908	116
Adjusted EBITDA	$29,618	$19,409	$71,117	$59,129

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$36,932	$30,111	$78,156	$55,083
Capital expenditures	(537)	(639)	(2,600)	(1,523)
Internal software development costs	(2,625)	(2,374)	(8,124)	(6,864)
Free cash flow	33,770	27,098	67,432	46,696
Changes in operating assets and liabilities	(11,800)	(11,092)	(13,700)	3,828
Normalized free cash flow	$21,970	$16,006	$53,732	$50,524

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net revenue:
Financial Services	$231,821	$199,724	$656,094	$630,549
Home Services	114,316	70,118	263,741	201,108
Total net revenue	$346,137	$269,842	$919,835	$831,657